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                                                                   EXHIBIT 10.10



                                  May 18, 1998


Anthony J. Allott
Vice President, Treasurer and
Chief Operating Officer
Applied Extrusion Technologies, Inc.
3 Centennial Drive
Peabody, MA 01960



Dear Tony:

         On behalf of Applied Extrusion Technologies, Inc. (the "Company"), this letter confirms the agreement between you and the Company, as approved by resolution of the Stock Option and Compensation Committee of the Board of Directors dated May 17, 1998, providing that in consideration of your continued services on behalf of the Company, in the event of a change of control of the Company (as "change of control" is defined in Exhibit A to the Company's 1991 Stock Option Plan for Directors, a copy of which is attached), all outstanding options held by you will vest (to the extent not already vested) immediately upon such change of control.



                                   Sincerely yours,

                                   APPLIED EXTRUSION TECHNOLOGIES, INC.

                                   By: /s/ Thomas E. Williams
                                       -------------------------------------
                                       Thomas E. Williams,
                                       President and Chief Executive Officer


Agreed and accepted this 19th day of May, 1998


/s/ Anthony J. Allott
------------------------------
Anthony J. Allott


cc: Gerald M. Haines, II, General Counsel